As filed with the Securities and Exchange Commission on February 28, 2000
                                                  Registration No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -----------------------------


                                    FORM S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933

                          -----------------------------


                                  BONTEX, INC.
             (Exact name of registrant as specified in its charter)


          Virginia                                      54-0571303
(State of other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

                                One Bontex Drive
                           Buena Vista, Virginia 24416
                                 (540) 261-2181
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          -----------------------------


                                  BONTEX, INC.
                         KEY EMPLOYEE STOCK OPTION PLAN
                            (full title of the Plan)

                          -----------------------------


                                JAMES C. KOSTELNI
                      President and Chief Executive Officer
                                  BONTEX, INC.
                                One Bontex Drive
                           Buena Vista, Virginia 24416
                                 (540) 261-2181
       (Name, address, including zip code, and telephone number, including area code, of agent for service)



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                          -----------------------------


                                    Copy to:

                             NICHOLAS C. CONTE, ESQ.
                             NICOLE C. DANIEL, ESQ.
                       WOODS, ROGERS & HAZLEGROVE, P.L.C.
                          First Union Tower, Suite 1400
                            10 South Jefferson Street
                             Roanoke, Virginia 24011
                                 (540) 983-7537

================================================================================================
                                Calculation of Registration Fee
------------------------------------------------------------------------------------------------
                          Amount to be      Proposed        Proposed
                          Registered (1)     Maximum         Maximum
  Title of Securities                     Offering Price    Aggregate          Amount of
    to be Registered                       per Share (2)  Offering Price    Registration Fee
------------------------------------------------------------------------------------------------

Common Stock,
$.10 par value            60,000 shares       $2.407        $144,420            $38.13
================================================================================================


(1) Subject to being increased pursuant to antidilution provisions of the Employees' Stock Option Plan to reflect automatically, when applicable, any subsequent stock split, stock dividend or similar event.
(2) Estimated solely for the purpose of calculating registration fee. Based on the average of the high and low prices of Company common stock reported on the Nasdaq Stock Market on February 23, 2000.

================================================================================================



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                                EXPLANATORY NOTE

        This Registration Statement relates to 60,000 shares of Bontex, Inc. Common Stock, $.10 par value, to be offered and sold pursuant to the Bontex, Inc. Key Employee Stock Option Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3:        INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference in this registration statement:

          (a) Our Annual Report on Form 10-K for the fiscal year ended June 30, 1999.

          (b) Our Quarterly Reports on Form 10-Q for the quarters ended September 30, 1999, and December 31, 1999.

          (c) The description of our $.10 par value common stock contained in our Registration Statement on Form 10 dated December 19, 1972 (Georgia Bonded Fibers), including any amendments filed for the purpose of updating such description.

          (d) The description of our preferred stock purchase rights contained in our registration statement on Form 8-A filed with the Securities and Exchange Commission on January 12, 1998 under
               Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4:        DESCRIPTION OF SECURITIES.

               Not applicable.


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ITEM 5:        INTEREST OF NAMED EXPERTS AND COUNSEL.

               None.

ITEM 6:        INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE
               COMPANY.

        Section 13.1-692.1 of the Code of Virginia, 1950, as amended, places a limitation on the liability of officers and directors of a corporation in any proceeding brought by or in the right of the corporation or brought by or on behalf of shareholders of the corporation. The damages assessed against an officer or director arising out of a single transaction, occurrence, or course of conduct shall not exceed the greater of $100,000 or the amount of cash compensation received by the officer or director from the corporation during the 12 months immediately preceding the act or omission for which liability was imposed. The statute also authorizes the corporation, in its articles of incorporation or, if approved by the shareholders, in its bylaws, to provide for a different specific monetary limit on, or to eliminate entirely, liability. The liability of an officer or director shall not be limited if the officer or director engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law. The Company's Articles of Incorporation contain a provision which eliminates, to the full extent that the laws of the Commonwealth of Virginia permit, the liability of an officer or director of the Company to the corporation or its shareholders for monetary damages for any breach of duty as a director or officer.

        The Company's Articles of Incorporation also require the Company to indemnify any director or officer who is or was a party to a proceeding, including a proceeding by or in the right of the corporation, by reason of the fact that he is or was such a director or officer or is or was serving at the request of the Company as a director, officer, employee or agent of another entity. Directors and officers of the Company are entitled to be indemnified against all liabilities and expenses incurred by the director or officer in the proceeding, except such liabilities and expenses as are incurred because of his or her willful misconduct or knowing violation of the criminal law. Unless a determination has been made that indemnification is not permissible, a director or officer also is entitled to have the Company make advances and reimbursement for expenses prior to final disposition of the proceeding upon receipt of a written undertaking from the director or officer to repay the amounts advanced or reimbursed if it is ultimately determined that he or she is not entitled to indemnification. The Board of Directors of the Company also has the authority to extend to employees, agents, and other persons serving at the request of the Company the same indemnification rights held by directors and officers, subject to all of the accompanying conditions and obligations.

        Virginia Code Section 13.1-700.1 permits a court, upon application of a director or officer, to review the Company's determination as to a director's or officer's request for advances,

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reimbursement or indemnification. If it determines that the director or officer is entitled to such advances, reimbursement or indemnification, the court may order the Company to make advances and/or reimbursement for expenses or to provide indemnification, in which case the court shall also order the Company to pay the officer's or director's reasonable expenses incurred to obtain the order. With respect to a proceeding by or in the right of the corporation, the court may order indemnification to the extent of the officer's or director's reasonable expenses if it determines that, considering all the relevant circumstances, the officer or director is entitled to indemnification even though he or she was adjudged liable, and may also order the Company to pay the officer's and director's reasonable expenses incurred to obtain the order.

        The Company has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another entity, against any liability asserted against or incurred by such person, in any such capacity or arising from his or her status as such, whether or not the Company would have the power to indemnify such person against such liability under the Articles of Incorporation.

        The Company maintains a directors' and officers' legal liability insurance policy in the amount of $5,000,000, issued by Federal Insurance Company. The policy provides coverage up to 100% of its face amount, subject to certain deductible or retention amounts. In general, the policy insures:

          o the Company's directors and officers against losses by reason of their wrongful acts, and/or

          o the Company against claims against the directors and officers by reasons of their wrongful acts for which the Company is required to indemnify or pay, all as such terms are defined in the policy and subject to the terms, conditions and exclusions contained therein.

ITEM 7:        EXEMPTION FROM REGISTRATION.

               Not applicable.

ITEM 8:        EXHIBITS.

               The exhibits to the Registration Statement are listed in the
               Exhibit Index elsewhere herein.

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ITEM 9:        UNDERTAKINGS.

               (a)    The undersigned Registrant hereby undertakes:

                      (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and
                             (a)(1)(ii) do not apply if the Registration
                             Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in the post-effective amendment to those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                      (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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               (b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registrant Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling persons of the Registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction to question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    EXHIBITS

Exhibit No.           Description


4(a) Amended and Restated Articles of Incorporation of the Company, as amended (incorporated herein by reference to Exhibit No. (iii) of Form 10-Q for the fiscal quarter ended December 31, 1996)

4(b) Amended and Restated Bylaws of Bontex, Inc. (incorporated herein by reference to Exhibit No. 3(i) of Form 10-Q for quarter ended March 31, 1998)

4(c)                  Key Employee Stock Option Plan of Bontex, Inc.

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5                     Opinion of Woods, Rogers & Hazlegrove, P.L.C. with respect to legality of securities registered

23(a)                 Consent of Woods, Rogers & Hazlegrove, P.L.C. (included in
                      Exhibit (5))

23(b)                 Consent of KPMG LLP


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buena Vista, Commonwealth of Virginia, on February 28, 2000.

                                  BONTEX, INC.


                                  By:s/James C. Kostelni
                                       James C. Kostelni
                                       President and Chief Executive Officer


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of February 28, 2000.

        Signature                                         Date:


s/James C. Kostelni                                       February 28, 2000
----------------------                                    -----------------
James C. Kostelni
Chairman of the Board, President and
Chief Executive Officer
Director

s/Jeffrey C. Kostelni                                     February 28, 2000
----------------------                                    -----------------
Jeffrey C. Kostelni
Treasurer and
Chief Financial Officer
Director

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s/Charles W. J. Kostelni                                  February 28, 2000
------------------------                                  -----------------
Charles W. J. Kostelni
Corporate Controller and
Corporate Secretary

s/Larry E. Morris                                         February 28, 2000
----------------------                                    -----------------
Larry E. Morris
Technical Sales Director

s/Patricia S. Tischio                                     February 28, 2000
----------------------                                    -----------------
Patricia S. Tischio
Director

s/William J. Binnie                                       February 28, 2000
----------------------                                    -----------------
William J. Binnie
Director

s/William B. D'Surney                                     February 28, 2000
----------------------                                    -----------------
William B. D'Surney
Director

s/Frank B. Mayorshi                                       February 28, 2000
----------------------                                    -----------------
Frank B. Mayorshi
Director

s/Joseph F. Raffetto                                      February 28, 2000
----------------------                                    -----------------
Joseph F. Raffetto
Director

s/Robert J. Weeks                                         February 28, 2000
----------------------                                    -----------------
Robert J. Weeks
Director

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                                  EXHIBIT INDEX


Exhibit No.           Description


4(a) Amended and Restated Articles of Incorporation of the Company, as amended (incorporated herein by reference to Exhibit No. (iii) of Form 10-Q for the fiscal quarter ended December 31, 1996)

4(b) Amended and Restated Bylaws of Bontex, Inc. (incorporated herein by reference to Exhibit No. 3(i) of Form 10-Q for quarter ended March 31, 1998)

4(c)                  Key Employee Stock Option Plan of Bontex, Inc.

5 Opinion of Woods, Rogers & Hazlegrove, P.L.C. with respect to legality of securities registered

23(a)                 Consent of Woods, Rogers & Hazlegrove, P.L.C. (included in
                      Exhibit (5))

23(b)                 Consent of KPMG LLP


                                       10